Exhibit 99.1

Chanticleer Holdings Reports Third Quarter Results

44% Growth in Non-GAAP Adjusted Quarterly Restaurant Sales

Targeting $55M Annualized Revenue, Positive Adjusted EBITDA for Q4 2015

CHARLOTTE, NC – November 16, 2015 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the third quarter ended September 30, 2015.

Revenue Grew 10%; Adjusted Restaurant Revenue Increased 44%

Total revenue, which includes restaurant sales, franchise fees and gaming income, was $10.3 million, a 10% increase as compared to revenue of $9.3 million in the same prior year quarter.

Restaurant sales increased 14.3% for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. Revenues increased from growth in store count and favorable same store sales, partially offset by lower revenues from Australia and foreign currency translation.

Adjusted Non-GAAP restaurant sales, normalized for the temporary reduction in Australia revenues and foreign currency, increased 44% to approximately $12.5 million for the current quarter. The Company resumed operational control of its five Hooters locations in Australia during early October 2015.

Management expects total revenue in the fourth quarter of 2015 to increase to $13 - $14 million including contributions from the Australia and the Little Big Burger acquisitions beginning in October 2015.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We made tremendous progress this quarter, reorganizing and increasing our stake in Australia; closing the BT’s Burger Joint and Little Big Burger acquisitions; opening our Port Elizabeth Hooters location; opening BGR franchise locations in Texas and Kuwait; and driving operational improvements throughout our restaurants.

“With the temporary reduction in Australia revenue during the reorganization period combined with an increase in non-recurring transaction-related expenses, the current quarterly results are certainly not representative of our expectations going forward. The Little Big Burger acquisition is complete and our new management team is in place in Australia, and we are already seeing the benefits of those investments. With the heavy lifting of Q3 behind us, we expect to deliver significantly improved revenue and operating performance in Q4 and entering 2016. “

Strong Same Store Sales Growth *	3Q15 Local Currency	3Q15 US Dollars
Better Burgers Fast Casual (5 stores)	16.2%	16.2%
Other Fast Casual (6 stores)	7.1%	7.1%
Hooters Full Service US (2 stores)	3.0%	3.0%
Hooters Full Service International (6 stores)	(4.5%)	(23.5%)

* Includes only those restaurant locations owned and operated by the Company for the full quarter of the current and prior year quarter

“We’ve transformed our business model to take advantage of consumer loyalty to smaller, regional players while also maintaining our core involvement with the iconic Hooters brand. We are seeing a significant shift in our revenue mix, with the better burger fast casual segment now representing 55% of our revenue, up from 22% last year.

“We are very pleased with our same store sales growth across the company, particularly in our fast casual better burger brands. Consumers are increasingly embracing local brands and our better burger portfolio is well positioned to continue to benefit from this trend. The management team is doing an excellent job continually improving the restaurants to attract more customers, while also opening new locations,” Mr. Pruitt continued.

Significant Non-Cash and One-Time Expenses in Quarter

Chanticleer reported an operating loss of $5.8 million in the third quarter of 2015 as compared to an operating loss of $0.5 million in the third quarter of fiscal 2014. Operating loss in the third quarter of 2015 included a non-cash asset impairment charge of $4.5 million related to the reorganization of operations at the Company’s Australia stores and $0.2 million in non-recurring transaction-related expenses.

General and administrative expenses increased to $1.7 million in the third quarter of 2015 from $1.4 million last year. As a percentage of total revenue, general and administrative expenses increased slightly to 16% compared to 15% in the same quarter of 2014, due to primarily to the temporary decline in Australia revenues.

Chanticleer recorded a net loss of $4.6 million, or $0.31 per basic and diluted share in the third quarter of fiscal 2015, compared with a net loss of $0.5 million or $0.07 per basic and diluted share, in the third quarter of fiscal 2014. Non-GAAP adjusted net loss attributable to Chanticleer, excluding the impairment charges related to the Australia reorganization and acquisition-related expenses, was approximately $1.6 million or a loss of $0.11 per basic and diluted share.

Non-GAAP Adjusted EBITDA was $(0.6) million for the quarter compared to $(0.0) million in the third quarter of 2014. Non-GAAP Restaurant EBITDA was $0.9 million for the quarter compared to $1.0 million in the third quarter of 2014, with the prior year including $0.3 million contribution from Australia. In addition, the third quarter of 2014 included $0.5 million related to Chanticleer’s investment in Hooters of America (HOA).

Balance Sheet Strengthened during the Quarter

Working capital (defined as total current assets less accounts payable and accrued liabilities), improved significantly to negative $1.4 million at September 30, 2015 from negative $4.1 million at December 31, 2014. Total current liabilities improved to $8.2 million at September 30, 2014 as compared to $11.4 million at December 31, 2014 due largely to the restructuring of the Company’s Australia operations. Shareholders’ equity increased to $24.2 million as of September 30, 2015 up from $15.0 million at December 31, 2014.

“Our balance sheet improved significantly during the quarter and we look forward to the continued strengthening of our balance sheet as we drive cash flow going forward. We do not anticipate the need to access additional equity capital to execute our current business plan,” Mr. Pruitt concluded.

Outlook: Focus on Driving Operational Efficiency and Profitability – Expect $13- $14 Million in Fourth Quarter Revenues; Positive Adjusted EBITDA and Enhanced Profitability Entering 2016

The Company currently anticipates the following for the fourth quarter of fiscal 2015:

●	Quarterly revenues are expected to fall within a range of approximately $13 - $14 million, including:

●	First full quarter of revenue contribution from Little Big Burger.

●	Resumed revenue contribution beginning early October 2015 from Hooters Australia.

●	Contributions from new store openings

●	Positive Adjusted EBITDA

The company expects to enter 2016 with an annualized revenue run-rate of approximately $55 million and approximately 62 restaurants system-wide. Management is also continuing to implement initiatives to leverage purchasing volumes, consolidate vendors and service providers and streamline back-office processes to drive improved margins and profitability going forward.

Conference Call

The Company will hold a conference call today, Monday, November 16, 2015 at 5:00 p.m. Eastern Time, to discuss the results of its third quarter, ended September 30, 2015.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. A slide presentation will accompany the conference call. To access the slide presentation, log onto the Chanticleer website at http://ir.stockpr.com/chanticleerholdings/overview.

A replay of the teleconference will be available until December 16, 2015 and may be accessed by dialing (877) 660-6853. International callers may dial (201) 612-7415. Callers should use conference ID: 13624872.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction-related expenses, change in fair value of derivative liability and other income and expenses. In addition, Restaurant EBITDA also excludes management fee income and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint, Little Big Burger and Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this Quarterly Report are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. You should be aware that those statements reflect only the Company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind when reading this Quarterly Report and not place undue reliance on these forward-looking statements. Factors that might cause such differences include, but are not limited to:

●	Operating losses may continue for the foreseeable future; we may never be profitable;

●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants and franchise operations, find suitable sites and develop and construct locations in a timely and cost-effective way;

●	Inherent risks associated with acquiring and starting new restaurant concepts and store locations:

●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	Our rights to operate and franchise the Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	We do not have full operational control over the businesses of our franchise partners or operations where we hold less 100% ownership;

●	Failure to protect our intellectual property rights, including the brand image of our restaurants;

●	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

●	Increases in costs, including food, labor and energy prices;

●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	Our food service business and the restaurant industry are subject to extensive government regulation;

●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

●	Inherent risk in foreign operations and currency fluctuations;

●	We may not attain our target development goals and aggressive development could cannibalize existing sales;

●	Current conditions in the global financial markets and the distressed economy;

●	A decline in market share or failure to achieve growth;

●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

●	Our debt financing agreements expose us to interest rate risks, contain obligations that may limit the flexibility of our operations, and may limit our ability to raise additional capital;

●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

●	Adverse effects on our operations resulting from certain geo-political or other events

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there will be differences between projected and actual results. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web site or otherwise. We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made. Further information on our business, including important factors which could affect actual results are discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue:
Restaurant sales, net	$10,005,324	$8,753,554	$28,907,536	$20,465,510
Gaming income, net	121,031	141,156	352,881	272,391
Management fee income - non-affiliates	25,000	417,842	204,124	467,993
Franchise income	119,950	-	270,948	-
Total revenue	10,271,305	9,312,552	29,735,489	21,205,894
Expenses:
Restaurant cost of sales	3,358,602	2,927,629	9,937,190	7,097,300
Restaurant operating expenses	5,998,627	4,997,159	17,451,671	11,846,792
Restaurant pre-opening and closing expenses	141,306	62,293	739,495	323,274
General and administrative expenses	1,676,609	1,422,193	5,656,545	4,287,279
Asset impairment charge	4,489,043	-	4,489,043	-
Depreciation and amortization	358,307	435,404	1,205,255	1,162,088
Total expenses	16,022,494	9,844,678	39,479,199	24,716,733
Loss from operations	(5,751,189)	(532,126)	(9,743,710)	(3,510,839)
Other (expense) income
Interest expense	(657,906)	(581,215)	(2,736,555)	(1,268,756)
Change in fair value of derivative liabilities	262,232	221,000	833,139	925,200
Loss on extinguishment of debt	(145,834)	-	(315,923)	-
Realized gains on securities	-	-	-	101,472
Equity in losses of investments	-	-	-	(40,694)
Other income (expense)	(40,262)	438,607	35,064	446,445
Total other (expense) income	(581,770)	78,392	(2,184,275)	163,667
Loss from continuing operations before income taxes	(6,332,959)	(453,734)	(11,927,985)	(3,347,172)
Income tax benefit (expense)	(7,356)	19,726	30,298	27,235
Loss from continuing operations	(6,340,315)	(434,008)	(11,897,687)	(3,319,937)
Gain (loss) from discontinued operations, net of taxes	-	(56,223)	189	(161,196)
Consolidated net loss	(6,340,315)	(490,231)	(11,897,498)	(3,481,133)
Less: Net loss (income) attributable to non-controlling interest	1,823,601	(61,209)	2,166,570	68,318
Net loss attributable to Chanticleer Holdings, Inc.	$(4,516,715)	$(551,440)	$(9,730,928)	$(3,412,815)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(4,516,715)	$(495,217)	$(9,731,117)	$(3,251,619)
Gain (loss) from discontinued operations	-	(56,223)	189	(161,196)
Net loss attributable to Chanticleer Holdings, Inc.	$(4,516,715)	$(551,440)	$(9,730,928)	$(3,412,815)

Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$-	$-	$-	$(15,527)
Foreign currency translation (loss) gain	572,954	177,219	(891,772)	228,384
Total other comprehensive loss	572,954	177,219	(891,772)	212,857
Comprehensive loss	$(3,943,761)	$(374,221)	$(10,622,700)	$(3,199,958)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common stockholders, basic and diluted	$(0.31)	$(0.07)	$(0.69)	$(0.52)
Discontinued operations attributable to common stockholders, basic and diluted	$-	$(0.01)	$0.00	$(0.03)
Weighted average shares outstanding, basic and diluted	14,802,370	6,628,011	14,059,116	6,279,688

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2015	December, 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$1,805,927	$245,828
Accounts and other receivables	194,589	313,509
Inventories	593,778	532,803
Due from related parties	45,615	46,015
Prepaid expenses and other current assets	421,508	330,745
TOTAL CURRENT ASSETS	3,061,417	1,468,900
Property and equipment, net	17,855,282	13,315,409
Goodwill	12,269,504	15,617,308
Intangible assets, net	7,542,395	3,396,503
Investments at fair value	35,362	35,362
Other investments	1,550,000	1,550,000
Deposits and other assets	297,037	408,492
TOTAL ASSETS	$42,610,997	$35,791,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,420,370	$5,580,131
Current maturities of long-term debt and notes payable	1,134,025	1,813,647
Current maturities of convertible notes payable, net of debt discount of $359,243 and $63,730, respectively	215,757	436,270
Current maturities of capital leases payable	47,370	42,032
Due to related parties	212,399	1,299,083
Deferred rent	686,622	118,986
Derivative liabilities	1,318,661	1,945,200
Liabilities of discontinued operations	177,204	177,393
TOTAL CURRENT LIABILITIES	8,212,408	11,412,742
Long-term debt, less current maturities, net of debt discount of $214,833 and $343,733, respectively	5,419,925	5,009,283
Convertible notes payable, net of debt discount of $955,177 and $1,872,587, respectively	2,294,823	1,477,413
Capital leases payable, less current maturities	25,144	36,628
Deferred rent	1,784,840	2,196,523
Deferred tax liabilities	655,050	686,884
TOTAL LIABILITIES	18,392,190	20,819,473
Commitments and contingencies

Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; none issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 21,328,830 and 7,249,442 shares, respectively	2,133	725
Additional paid in capital	55,208,098	32,601,400
Accumulated other comprehensive loss	(911,900)	(1,657,908)
Non-controlling interest	527,590	4,904,471
Accumulated deficit	(30,607,114)	(20,876,187)
TOTAL STOCKHOLDERS’ EQUITY	24,218,807	14,972,501
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,610,997	$35,791,974

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net loss	$(11,897,498)	$(3,481,133)
Net (income) loss from discontinued operations	(189)	161,196
Net loss from continuing operations	(11,897,687)	(3,319,937)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,205,255	1,243,195
Deferred income taxes	(31,834)	-
Equity in losses of investments	-	40,694
Asset impairment charge	4,489,043	-
Loss on extinguishment of debt	315,923	-
Loss on disposal of property and equipment	514,522	-
Common stock and warrants issued for services	231,857	354,617
Amortization of debt discount	1,356,365	930,392
Amortization of warrants	22,375	152,325
Change in fair value of derivative liabilities	(833,139)	(925,200)
(Increase) decrease in accounts and other receivables	(70,421)	(244,553)
Decrease in prepaid expenses and other assets	(171,450)	(107,161)
Decrease in inventory	2,239	33,845
Increase in accounts payable and accrued expenses	1,224,599	3,150,118
(Decrease) increase in deferred rent	(311,104)	-
Net cash (used in) provided by operating activities from continuing operations	(3,953,457)	1,308,335
Net cash (used in) provided by operating activities from discontinued operations	(4,500)	(254,790)
Net cash (used in) provided by operating activities	(3,957,957)	1,053,545

Cash flows from investing activities:
Purchase of property and equipment	(1,518,747)	(3,569,775)
Cash paid for acquisitions, net of cash acquired	(9,082,918)	27,527
Net cash used in investing activities from continuing operations	(10,601,665)	(3,542,248)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	14,920,937	835,000
Loan proceeds	656,837	1,458,308
Loan repayments	(824,981)	-
Proceeds from convertible debt	2,150,000	-
Capital lease payments	(39,822)	(142,906)
Decrease in amounts payable to affiliate	(1,086,684)	-
Minority interest investments	333,342	33,500
Net cash provided by financing activities from continuing operations	16,109,629	2,183,902
Effect of exchange rate changes on cash	10,092	119,884
Net increase (decrease) in cash	1,560,099	(184,917)
Cash, beginning of period	245,828	442,694
Cash, end of period	$1,805,927	$257,777

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Consolidated net loss	$(6,340,315)	$(434,008)	$(11,897,687)	$(3,319,937)
Interest expense	657,906	581,215	2,736,555	1,268,756
Income tax	7,356	(19,726)	(30,298)	(27,235)
Depreciation and amortization	358,307	435,404	1,205,255	1,162,088
EBITDA	$(5,316,746)	$562,885	$(7,986,175)	$(916,328)
Restaurant pre-opening and closing expenses	141,306	62,293	739,495	323,274
Change in fair value of derivative liabilities	(262,232)	(221,000)	(833,139)	(925,200)
Loss on extinguishment of debt	145,834	-	315,923	-
Realized gains on securities	-	-	-	(101,472)
Equity in losses of investments	-	-	-	40,694
Asset impairment charge	4,489,043	-	4,489,043	-
Transaction-related expenses	196,363	-	1,016,509	-
Other income	40,262	(438,607)	(35,064)	(446,445)
Adjusted EBITDA	$(566,170)	$(34,429)	$(2,293,408)	$(2,025,477)
General and administrative expenses	1,480,246	1,422,193	4,640,036	4,287,279
Management fee revenue	(25,000)	(417,842)	(204,124)	(467,993)
Restaurant EBITDA	$889,076	$969,922	$2,142,504	$1,793,809